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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 26, 1997 appearing on page 27 of Dresser Industries, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1997.


/s/  PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
September 22, 1998